UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 25, 2009

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Election of Directors

On November 19, 2009, Ironwood Gold Corp. (the “Company”) appointed Dr. Howard Lahti to the Company’s Board of Directors.

Dr. Lahti has over 40 years of geological exploration experience, having worked in a senior or management capacity on precious, base metal and diamond exploration projects all over the world.  In 2006, Dr. Lahti directed a drilling program for UC Resources centered on the McFaulds #3 VMS deposit and subsequently the Noront new MMS Copper-Nickel-PGE deposit located about 20km to the west from the McFaulds Lake Camp. Dr. Lahti served as the "qualified person" under Canadian National Instrument 43-101 for a new company called Salazar Resources Inc. that bought the Curimining SA gold properties. In 2005, Dr. Lahti completed a proprietary geochemical survey for Kitsault Resources in northwest British Columbia and supervised an MMI geochemical survey for a South African company at Victoria Island in the Arctic. In the early 2000s, Dr. Lahti managed drilling and other mineral exploration projects for diamonds, gold and base metals in Ontario, Northwest Territories, British Columbia, Panama, Brazil, Peru and Africa. In 2000, Dr. Lahti also incorporated and ran Deep Search Exploration Technologies Inc., a geochemical service company in Fredericton, New Brunswick. Dr. Lahti has worked in various exploration capacities since 1967 for companies such as Texas Gulf Co, Dresser Minerals Inc, Boliden Preusag, Millennium Gold (Thailand) Ltd., Pancontinental (Canada) Ltd, Barringer Research and Cerro Canada Ltd. Dr. Lahti earned a Ph.D. in Geology (Applied Geochemistry) in 1977, a M.Sc. in Geology (Applied Geochemistry) in 1971 and a B.Sc. in Geology in 1968 from the University of New Brunswick.

Dr. Lahti has not previously held any positions with the Company and there have been no related party transactions between Dr. Lahti and the Company.  Dr. Lahti has no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which Dr. Lahti had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which Dr. Lahti is a party or in which he participates that is entered into or material amendment in connection with our appointment of Dr. Lahti, or any grant or award to Dr. Lahti or modification thereto, under any such plan, contract or arrangement in connection with our appointment of Dr. Lahti.

There are no arrangements or understandings between Dr. Lahti and any other persons, pursuant to which Dr. Lahti was selected as a director.  Dr. Lahti has not been named or, at the time of this Current Report, is not expected to be named to any committee of the Board of Directors.
2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: November 25, 2009	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Director